UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 854-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On December 18, 2006, Reptron Electronics, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kimball Electronics Manufacturing, Inc., an Indiana corporation (“Kimball”), and Gator Electronics, Inc., a Florida corporation and wholly-owned subsidiary of Kimball (“Merger Sub”). Under the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as a wholly-owned subsidiary of Kimball. At the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), other than shares for which Company shareholders have properly demanded appraisal rights, will be converted into the right to receive $0.68 in cash. Each in-the-money option to purchase Company Common Stock outstanding as of the effective time of the Merger will be terminated in consideration for a cash payment equal to the excess of $0.68 over the exercise price for the option multiplied by the number of shares subject to the option. Each out-of-the money option (an option with an exercise price higher than $0.68 per share) will be terminated without consideration at the effective time of the Merger.

The completion of the Merger is subject to a number of conditions including the successful completion of a cash tender offer for the Company’s outstanding Senior Secured Notes due 2009 (“Senior Notes”) at a 12.5% discount to par value and a related consent solicitation, approval by the Company’s shareholders and other customary conditions. The completion of the Merger is not subject to a financing condition. The cash tender for the Senior Notes, to be funded by Kimball, will be initiated by the Company on or about December 22, 2006. The closing of the merger is also conditioned upon a minimum tender of 97% in principal amount of Senior Notes. The Company has entered into Support Agreements with holders of more than 80% of the Senior Notes committing to participate in the tender offer and consent solicitation. The Merger is expected to be completed during the first calendar quarter of 2007.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Kimball and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals. The Merger Agreement also includes customary termination provisions for both the Company and Kimball.

The Merger Agreement provides that upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Kimball a termination fee of $150,000 and reimburse Kimball for out-of-pocket expenses incurred in connection with the Merger Agreement, in an amount not to exceed $350,000.

The above description of the Merger, Merger Agreement and related transactions and agreements is qualified in its entirety by the terms of the Merger Agreement, which is filed as Exhibit 2.1 to, and incorporated by reference in, this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Kimball or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events.

A joint press release announcing the execution of the Merger Agreement was issued by the Company and Kimball on December 18, 2006. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Important Additional Information.

The tender offer and consent solicitation for the Company’s Senior Notes has not commenced. The description contained herein is not an offer to purchase, a solicitation of an offer to sell or consent with respect to the Senior Notes. At the time the tender offer and consent solicitation is commenced, the Company will send an offer to purchase, forms of letters of transmittal, form of consent and other documents relating to the tender offer and consent solicitation to the holders of the Senior Notes. These documents will contain important information about the tender offer and holders of the Senior Notes are urged to read them carefully when they become available.

The proxy statement that the Company plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about Kimball, the Company, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the Merger. In addition to receiving the proxy statement from the Company by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company.

The Company and its directors, executive officers, other members of its management, and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in favor of the Merger. Information regarding persons who may be deemed participants in the solicitation and any interests that those persons may have in the transaction will be set forth in the proxy statement.

Forward Looking Statements

Statements in this Current Report on Form 8-K contain forward-looking statements, including statements regarding the expected benefits of the acquisition, which involve a number of risks and uncertainties. These statements are based on the Company’s current expectations and beliefs. Actual results could differ materially from the results implied by these statements. Factors that may cause or contribute to such differences include: the risk that the conditions to the offer and consent solicitation or the merger set forth in the merger agreement will not be satisfied, changes in both companies’ businesses during the period between now and the closing, developments in obtaining any necessary approvals for the transaction; the successful integration of the Company into Kimball’s business subsequent to the closing of the acquisition; timely development, competitive products and pricing, as well as fluctuations in demand; cost and availability of raw materials; uncertainties involved in implementing improvements in the manufacturing process; the ability to retain key management and technical personnel of the Company; adverse reactions to the proposed transaction by customers, suppliers and strategic partners; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The Company disclaims any intention or obligation to update or alter its forward-looking statements as the result of new information or developments occurring after the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 18, 2006 among Reptron Electronics, Inc., Kimball Electronics Manufacturing, Inc., and Gator Electronics, Inc.

99.1	Press Release, dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

December 20, 2006	By:	/s/ Paul J. Plante
Paul J. Plante
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 18, 2006 among Reptron Electronics, Inc., Kimball Electronics Manufacturing, Inc., and Gator Electronics, Inc.

99.1	Press Release, dated December 18, 2006.